Exhibit 99.1

COINSTAR, INC. ANNOUNCES 2011 SECOND QUARTER RESULTS

Company’s Core Businesses Generate Significant Earnings Growth

BELLEVUE, Wash.—July 28, 2011—Coinstar, Inc. (NASDAQ: CSTR) today announced financial results for the second quarter and six months ended June 30, 2011.

“We had a very solid quarter delivering strong top and bottom line results,” said Paul Davis, chief executive officer of Coinstar, Inc. “We are pleased to have won the Safeway Coin business and are excited about the continued market share gains we’re enjoying with redbox. The video game rollout has started nicely as we’ve been able to broaden our demographic reach and provide consumers access to games at affordable prices.”

Financial highlights for the 2011 second quarter and six months ended June 30, 2011, included:

	2011 Second Quarter		2011 Six Months
Revenue	$435.2	million	$859.3	million
Operating income	$ 58.2	million	$ 89.6	million
Adjusted EBITDA from continuing operations (See Appendix A)	$ 98.7	million	$167.8	million
Diluted earnings per share from continuing operations	$ 0.98		$ 1.44
Net cash flows from operating activities from continuing operations	$111.9	million	$171.9	million
Free cash flow from continuing operations (See Appendix A)	$ 62.5	million	$ 84.0	million

“Our focus on improving operations and investing in the business contributed to our strong earnings growth in the second quarter,” said J. Scott Di Valerio, chief financial officer of Coinstar, Inc. “Our solid financial position enables us to prudently invest in our business and opportunistically return capital to our shareholders. We will continue to focus on enhancements to our processes that will help us to drive additional growth and profitability.”

Revenue for the second quarter of 2011 increased 27.1% to $435.2 million compared with the second quarter of 2010, driven primarily by redbox revenue growth of 33.8% to $363.9 million reflecting new kiosk installations and growth in same store sales. Coin revenue grew 1.0% to $71.1 million reflecting an increase in the average transaction size.

Operating income for the second quarter of 2011 was $58.2 million, which resulted in an operating margin of 13.4%, compared with operating income of $29.3 million and an operating margin of 8.6% in the second quarter of 2010. The increase in operating margin percentage primarily reflects increasing leverage in expenses related to the redbox segment and that 2010 included a pre-tax charge of approximately $2.0 million related to the company’s decision to exit the DVDXpress branded business.

Income from continuing operations for the second quarter of 2011 was $31.5 million, or diluted earnings per share from continuing operations of $0.98, compared with $12.8 million, or $0.39 per share, in the second quarter of 2010.

Net income for the second quarter of 2011, which includes both continuing and discontinued operations, was $26.7 million, or diluted earnings per share of $0.83, compared with $13.4 million, or $0.41 per share, in the second quarter of 2010.

For the first six months of 2011 revenue was $859.3 million, an increase of 29.1% compared with the first six months of 2010. Operating income for the first six months of 2011 was $89.6 million, which resulted in an operating margin of 10.4%, compared with operating income of $53.9 million and an operating margin of 8.1% in the first six months of 2010. Net income for the first six months of 2011 was $35.2 million, or diluted earnings per share of $1.10, compared with net income of $19.8 million, or $0.62 per share, in the first six months of 2010.

Net cash flows from operating activities from continuing operations in the second quarter of 2011 was $111.9 million, compared with $104.2 million in the second quarter of 2010. Cash paid for capital expenditures for continuing operations for the second quarter of 2011 was $49.4 million, compared with $52.8 million in the second quarter of 2010, with the decrease reflecting fewer planned redbox kiosk installations offset in part by continued investment in infrastructure. Free cash flow from continuing operations for the second quarter of 2011 was $62.5 million, compared with $51.4 million in the second quarter of 2010.

During the second quarter, Coinstar settled the $50 million accelerated share repurchase (ASR) program announced in February 2011. As of the end of the second quarter, the company had a remaining total authorization to repurchase $12.5 million of Coinstar’s common stock.

On July 21, 2011, Coinstar announced that the company’s board of directors had authorized the repurchase of an additional $250 million, plus the amount of cash proceeds received by the company from the exercise of stock options by its officers, directors and employees, of Coinstar’s common stock under an additional share repurchase program. With this authorization and the $12.5 million remaining at the end of the second quarter, Coinstar’s total current share repurchase authorization is $262.5 million.

Also, on July 21, 2011, Coinstar announced a new senior credit facility consisting of a senior secured $450 million revolving line of credit commitment that, under certain conditions, may be increased up to an additional $250 million in aggregate, and a senior secured $175 million five-year amortizing term loan facility.

Guidance

For the 2011 full year, Coinstar management updated guidance and now expects:

•	Consolidated revenue between $1.76 billion and $1.85 billion;

•	Adjusted EBITDA from continuing operations between $345 million and $360 million;

•	GAAP EPS from continuing operations between $2.90 and $3.15 on a fully diluted basis; and

•	Free cash flow from continuing operations between $115 million and $135 million.

For the 2011 third quarter, Coinstar management expects:

•	Consolidated revenue between $450 million and $470 million;

•	Adjusted EBITDA from continuing operations between $93 million and $100 million; and

•	GAAP EPS from continuing operations between $0.83 and $0.93 on a fully diluted basis.

Conference Call

Paul Davis and J. Scott Di Valerio will host a conference call today at 2:00 p.m. PDT (5:00 p.m. EDT) to review the second quarter results and discuss guidance. The conference call will be webcast live and archived on the Investor Relations section of Coinstar’s website at www.coinstarinc.com. A recording of the call will be available approximately two hours after the call ends through August 11, 2011, at 1-888-286-8010 or 1-617-801-6888, passcode 71692556.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known redbox® self-service DVD rental and Coinstar® self-service coin-counting brands. The company has approximately 33,300 DVD kiosks and 18,900 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. For more information, visit www.coinstarinc.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers, payment of increased fees to retailers and suppliers, the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, for home entertainment viewing, the effective management of our DVD inventory, the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

###

(Financial Statements Follow)

Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Financial Analysts and Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com

Appendix A

Use of Non-GAAP Financial Measures

Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non-GAAP measures are not a substitute for measures computed in accordance with GAAP. The definitions of such non-GAAP measures are provided below to allow the reader to reconcile non-GAAP data to that presented in accordance with GAAP. Our non-GAAP measures may be different from the presentation of financial information by other companies.

Adjusted EBITDA from continuing operations is defined as earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges, including the write-off from early retirement of debt and share-based expenses from continuing operations. We believe adjusted EBITDA from continuing operations is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness. In addition, management uses this non-GAAP measure internally to evaluate performance and manage operations. See below for reconciliation of the most comparable GAAP measure, income from continuing operations, to adjusted EBITDA from continuing operations.

	Three Months Ended		Six Months Ended
Dollars in thousands	2011	2010	2011	2010
Income from continuing operations	$31,461	$12,841	$46,303	$22,080
Depreciation, amortization, and other	35,490	31,612	70,134	64,292
Interest expense, net	6,156	9,073	13,462	18,339
Income taxes	20,110	7,389	29,371	13,395
Share-based payment expense(1)	5,453	4,568	8,493	7,786

Adjusted EBITDA from continuing operations	$98,670	$65,483	$167,763	$125,892

(1)	Share-based payment expense includes both non-cash share-based compensation expense for executives, non-employee directors and employees as well as share-based payment expense related to DVD arrangements.

Free cash flow from continuing operations is defined as net cash provided by operating activities from continuing operations after cash paid for capital expenditures for continuing operations. We believe free cash flow is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. See below for reconciliation of the most comparable GAAP measure, net cash flows from operating activities from continuing operations, to free cash flow from continuing operations.

	Three Months Ended		Six Months Ended
Dollars in thousands	2011	2010	2011	2010
Net cash provided by operating activities from continuing operations	$111,865	$104,176	$171,860	$163,656
Purchase of property and equipment	(49,405)	(52,822)	(87,877)	(84,339)

Free cash flow from continuing operations	$62,460	$51,354	$83,983	$79,317

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF NET INCOME

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue	$435,228	$342,356	$859,300	$665,478

Expenses:
Direct operating	292,513	241,796	607,586	466,755
Marketing	7,857	5,934	12,974	8,564
Research and development	2,093	1,805	4,300	3,229
General and administrative	39,057	31,876	74,719	63,398
Depreciation and other	34,805	30,627	68,764	62,428
Amortization of intangible assets	685	985	1,370	1,864
Litigation settlement	0	0	0	5,379

Total expenses	377,010	313,023	769,713	611,617

Operating income	58,218	29,333	89,587	53,861

Other income (expense):
Foreign currency and other, net	(491)	(30)	(451)	(47)
Interest income	112	85	192	87
Interest expense	(6,268)	(9,158)	(13,654)	(18,426)

	(6,647)	(9,103)	(13,913)	(18,386)

Income from continuing operations before income taxes	51,571	20,230	75,674	35,475
Income tax expense	(20,110)	(7,389)	(29,371)	(13,395)

Income from continuing operations	31,461	12,841	46,303	22,080
Income (loss) from discontinued operations, net of tax	(4,722)	526	(11,068)	(2,271)

Net income	$26,739	$13,367	$35,235	$19,809

Basic Earnings (Loss) Per Share:
Continuing operations	$1.03	$0.40	$1.50	$0.70
Discontinued operations	(0.15)	0.02	(0.36)	(0.07)

Basic earnings per share	$0.88	$0.42	$1.14	$0.63

Diluted Earnings (Loss) Per Share:
Continuing operations	$0.98	$0.39	$1.44	$0.69
Discontinued operations	(0.15)	0.02	(0.34)	(0.07)

Diluted earnings per share	$0.83	$0.41	$1.10	$0.62

Weighted average shares used in basic per share calculations	30,542	31,731	30,803	31,340
Weighted average shares used in diluted per share calculations	32,144	32,938	32,141	32,077

COINSTAR, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	June 30, 2011	December 31, 2010
Assets
Current Assets:
Cash and cash equivalents	$173,528	$183,416
Accounts receivable, net of allowances of $1,193 and $1,131	21,072	25,958
DVD library	118,847	140,324
Deferred income taxes	13,812	13,644
Prepaid expenses and other current assets	19,955	14,736
Assets of business held for sale	0	110,316

Total current assets	347,214	488,394

Property and equipment, net	479,657	444,687
Notes receivable	23,476	0
Deferred income taxes	33,043	59,696
Goodwill and other intangible assets	275,953	277,322
Other long-term assets	12,533	12,612

Total assets	$1,171,876	$1,282,711

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$148,427	$161,551
Accrued payable to retailers	109,266	96,764
Other accrued liabilities	111,123	108,422
Current callable convertible debt	0	173,146
Current portion of long-term debt	6,007	7,523
Current portion of capital lease obligations	12,154	17,233
Liabilities of business held for sale	0	68,662

Total current liabilities	386,977	633,301

Long-term debt and other long-term liabilities	319,704	167,261
Capital lease obligations	11,572	12,173

Total liabilities	718,253	812,735
Commitments and contingencies	0	0
Debt conversion feature	0	26,854

Stockholders’ Equity:
Preferred stock, $0.001 par value—5,000,000 shares authorized; no shares issued or outstanding	0	0
Common stock, $0.001 par value—60,000,000 and 45,000,000 authorized; 35,096,458 and 34,813,203 shares issued; 30,724,304 and 31,815,085 shares outstanding	471,540	434,169
Treasury stock	(153,425)	(90,076)
Retained earnings	137,214	101,979
Accumulated comprehensive loss	(1,706)	(2,950)

Total stockholders’ equity	453,623	443,122

Total liabilities and stockholders’ equity	$1,171,876	$1,282,711

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Operating Activities:
Net income	$26,739	$13,367	$35,235	$19,809
Adjustments to reconcile net income to net cash flows from operating activities from continuing operations:
Depreciation and other	34,805	30,627	68,764	62,428
Amortization of intangible assets and deferred financing fees	1,192	1,493	2,385	2,880
Share-based payments expense	5,453	4,570	8,493	7,786
Excess tax benefits on share-based payments	(186)	(5,477)	(2,314)	(6,225)
Deferred income taxes	19,593	5,607	25,949	8,755
Loss (income) from discontinued operations, net of tax	4,722	(526)	11,068	2,271
Non-cash interest on convertible debt	1,626	1,499	3,209	2,958
Other	339	58	477	255
Cash flows from changes in operating assets and liabilities from continuing operations:	17,582	52,958	18,594	62,739

Net cash flows from operating activities from continuing operations	111,865	104,176	171,860	163,656
Investing Activities:
Purchases of property and equipment	(49,405)	(52,822)	(87,877)	(84,339)
Proceeds from sale of property and equipment	175	230	351	267
Proceeds from sale of businesses, net	12,221	26,078	12,221	26,078
Equity investment	0	0	(2,320)	0

Net cash flows from investing activities from continuing operations	(37,009)	(26,514)	(77,625)	(57,994)
Financing Activities:
Principal payments on capital lease obligations and other debt	(4,932)	(10,668)	(17,073)	(19,343)
Net payments on credit facility	(25,000)	0	(25,000)	0
Excess tax benefits related to share-based payments	186	5,477	2,314	6,225
Repurchases of common stock and ASR program	0	0	(63,349)	0
Proceeds from exercise of stock options	1,080	25,023	1,340	27,250

Net cash flows from financing activities from continuing operations	(28,666)	19,832	(101,768)	14,132
Effect of exchange rate changes on cash	(22)	(354)	645	(851)

Increase (decrease) in cash and cash equivalents from continuing operations	46,168	97,140	(6,888)	118,943
Cash flows from discontinued operations:
Operating cash flows	2,952	(2,934)	9,678	(12,872)
Investing cash flows	(13,452)	3,554	(12,678)	5,371
Financing cash flows	0	(145)	0	(166)

	(10,500)	475	(3,000)	(7,667)
Increase (decrease) in cash and cash equivalents	35,668	97,615	(9,888)	111,276
Cash and cash equivalents:
Beginning of period	137,860	159,518	183,416	145,857

End of period	$173,528	$257,133	$173,528	$257,133

Coinstar, Inc.

Business Segment Information

(in thousands)

(unaudited)

During the first quarter of 2011, we added a segment, New Ventures, to our existing segments, redbox, formerly named DVD Services, and Coin, formerly named Coin Services, to reflect changes in how our chief executive officer manages our businesses and allocates resources for the future growth of the company.

As a complement to our Consolidated Statements of Net Income, we are providing the following information related to our business segments, which includes segment operating income (loss). Management, including our chief executive officer, evaluates the performances of our business segments primarily on segment revenue and segment operating income from continuing operations before depreciation, amortization and other, and share-based payments (“segment operating income”). We utilize segment revenue and segment operating income because we believe they provide useful information for effectively allocating resources among business segments, evaluating the health of our business segments based on metrics that management can actively influence, and gauging our investments and our ability to service, incur or pay down debt.

	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in thousands	2011	2010	2011	2010
Revenue:
redbox	$363,862	$271,869	$726,206	$534,947
Coin	71,065	70,362	132,428	130,280
New Ventures	301	125	666	251

Consolidated revenue	$435,228	$342,356	$859,300	$665,478

Segment operating income reconciled to GAAP operating income

	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in thousands	2011	2010	2011	2010
Segment operating income (loss)(1)
redbox(2)	$74,017	$37,167	$124,838	$83,468
Coin	26,800	28,043	47,409	43,063
New Ventures	(4,767)	(1,927)	(7,322)	(3,415)

Subtotal	96,050	63,283	164,925	123,116

Depreciation, amortization and other:
redbox	27,360	23,866	54,458	45,987
Coin	7,451	7,562	14,822	14,621
New Ventures	679	184	854	3,684

Total depreciation, amortization and other	35,490	31,612	70,134	64,292

Share-based compensation expense	2,342	2,338	5,204	4,963

Operating income (loss):
redbox	46,657	13,301	70,380	37,481
Coin	19,349	20,481	32,587	28,442
New Ventures	(5,446)	(2,111)	(8,176)	(7,099)
Share-based compensation expense	(2,342)	(2,338)	(5,204)	(4,963)

Total operating income	$58,218	$29,333	$89,587	$53,861

(1)	Operating income (loss) before depreciation, amortization and other, and share-based compensation expense
(2)	Includes share-based payments expense related to our DVD arrangements have been allocated to our redbox segment